                  Morgan Stanley Insured Municipal Income Trust
                          Item 77(O) 10F-3 Transactions
                        November 1, 2005 - April 30, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 South  1/13/    -     $104.4 $599,88  4,000,    0.67%  0.80%   Bear,   Goldma
Caroli    06             5     0,000     000                    Stearn     n
  na                                                             s &     Sachs
Public                                                           Co.
Servic                                                           Inc,
   e                                                            Merril
Author                                                            l
  ity                                                           Lynch
                                                                & Co.,
                                                                Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.,
                                                                Citigr
                                                                 oup,
                                                                Morgan
                                                                Stanle
                                                                  y